Exhibit (d)(2)

ESCROW DEPOSIT AGREEMENT

This ESCROW DEPOSIT AGREEMENT (this “Agreement”) dated as of this 25th day of May 2017, by and among BIONIK LABORATORIES CORP., a Delaware corporation (the “Company”), having an address at 483 Bay Street, N105, Toronto, ON M5G 2C9, GARDEN STATE SECURITIES, INC. (the “Solicitation Agent”), a New Jersey corporation, having an address at 328 Newman Springs Rd., 3rd Floor, Red Bank, NJ 07701, and SIGNATURE BANK (the “Escrow Agent”), a New York State chartered bank, having an office at 261 Madison Avenue, New York, New York 10016. All capitalized terms not herein defined shall have the meaning ascribed to them in that certain Offer to Amend and Exercise Warrants to Purchase Common Stock, dated May 25, 2017, including all attachments, schedules and exhibits thereto (the “Warrant Exercise”).

WITNESSETH:

WHEREAS, pursuant to the terms of the Warrant Exercise the Company desires to offer to amend (the “Offering”) existing warrants (the “Existing Warrants”) to purchase up to $4,409,561 (the “Maximum Amount”) of the Company’s common stock (the “Shares”). The Existing Warrants will be amended to (i) reduce the exercise price to $0.25 per Share; and (ii) shorten the exercise period of the Existing Warrants to expire concurrently with the Termination Date (as defined below) or Final Termination Date (as defined below)(the “Amended Warrants”); and

WHEREAS, the Offering shall terminate on June 22, 2017 (the “Termination Date”), of July 6, 2017 (the “Final Termination Date”) if the Termination Date has been extended by Company and the Solicitation Agent; and

WHEREAS, the Company and Solicitation Agent desire to establish an escrow account with the Escrow Agent into which the Company and Solicitation Agent shall instruct warrant holders (the “Subscribers”) to deposit checks and other instruments for the payment of money made payable to the order of “Signature Bank as Escrow Agent for Bionik Laboratories Corp., and Escrow Agent is willing to accept said checks and other instruments for the payment of money in accordance with the terms hereinafter set forth; and

WHEREAS, the Company, as issuer, and Solicitation Agent, as an introducing broker-dealer, represent and warrant to the Escrow Agent that they will comply with all of their respective obligations under applicable state and federal securities laws and regulations with respect to the exercise of the warrants pursuant to the Offering; and

WHEREAS, the Company and Solicitation Agent represent and warrant to the Escrow Agent that they have not stated to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Agreement; and

WHEREAS, the Company and Solicitation Agent represent and warrant to the Escrow Agent that a copy of each document that has been delivered to Subscribers and third parties that include Escrow Agent’s name and duties is attached hereto as Schedule I.

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NOW, THEREFORE, IT IS AGREED as follows:

1.           Delivery of Escrow Funds.

(a)          The Solicitation Agent and the Company shall instruct Subscribers to deliver to Escrow Agent checks made payable to the order of “Signature Bank, as Escrow Agent for Bionik Laboratories Corp., or wire transfer to Signature Bank, 261 Madison Avenue, New York, NY 10016; Attn: PCG 221/GALATI, ABA No. 026013576 for credit to Signature Bank, as Escrow Agent for Bionik Laboratories Corp., Account No. 1503008552, in each case, with the name and address of the individual or entity making payment. In the event any Subscriber’s address is not provided to Escrow Agent by the Subscriber, then the Company agrees to promptly provide Escrow Agent with such information in writing. The checks or wire transfers shall be deposited into a non-interest-bearing account at Signature Bank entitled Bionik Laboratories Corp., Signature Bank, as Escrow Agent” (the “Escrow Account”).

(b)          The collected funds deposited into the Escrow Account are referred to as the “Escrow Funds.”

(c)          The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to the Subscriber and advise the Company and Solicitation Agent promptly thereof.

2.           Release of Escrow Funds. The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a)          In the event that the Company and Solicitation Agent advise the Escrow Agent in writing that the Offering has been terminated (the “Termination Notice”), the Escrow Agent shall promptly return the funds paid by each Subscriber to said Subscriber without interest or offset.

(b)          If prior to 3:00 P.M. Eastern time on the Termination Date, the Escrow Agent receives written notice, in the form of Exhibit A, attached hereto and made a part hereof, and signed by the Company and Solicitation Agent, stating that the Termination Date has been extended to the Final Termination Date (the “Extension Notice”), then the Termination Date shall be so extended.

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(c)          Provided that the Escrow Agent does not receive the Termination Notice in accordance with Section 2(a) and an amount has been deposited into the Escrow Account on or prior to the later of the Termination Date or the date stated in the Extension Notice, if any, received by the Escrow Agent in accordance with Section 2(b) above, the Escrow Agent shall, upon receipt of written instructions, in the form of Exhibit B, attached hereto and made a part hereof, or in a form and substance satisfactory to the Escrow Agent, received from the Company and Solicitation Agent, pay the Escrow Funds in accordance with such written instructions, which instructions shall be limited to the payment of the Solicitation Agent’s fee and other offering expenses and the payment of the balance to the Company (each, a “Closing”). Such payment or payments shall be made by wire transfer within one (1) Business Day of receipt of such written instructions, which must be received by the Escrow Agent no later than 3:00 PM Eastern Time on a Business Day for the Escrow Agent to process such instructions that Business Day. The Company and the Solicitation Agent further agree that there shall be a limit of three (3) Closings under this Agreement with each Closing limited to four (4) wires. Any additional wires or Closing may be subject to additional fees.

(d)          If by 3:00 P.M. Eastern time on the later of the Termination Date or the date stated in the Extension Notice, if any, that the Escrow Agent has received in accordance with Section 2(b) above, the Escrow Agent has not received written instructions from the Company and Solicitation Agent regarding the disbursement of the Escrow Funds, then the Escrow Agent shall promptly return the Escrow Funds to the Subscribers without interest or offset. The Escrow Funds returned to each Subscriber shall be free and clear of any and all claims of the Escrow Agent.

(e)          The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal. Should any party to this Agreement be a non-U.S. entity, the Escrow Agent may require up to an additional five (5) Business Days to open the Escrow Account.

(f)           If the Termination Date, Final Termination Date or any date that is a deadline under this Agreement for giving the Escrow Agent notice or instructions or for the Escrow Agent to take action is not a Business Day, then such date shall be the Business Day that immediately precedes that date. A “Business Day” is any day other than a Saturday, Sunday or a day that a New York chartered bank is not legally obligated to be opened.

3.           Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)          The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by Solicitation Agent or the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act singly on behalf of the Company and Solicitation Agent are stated in Schedule II, which is attached hereto and made a part hereof. The Company and Solicitation Agent may each remove or add one or more of its authorized signers stated on Schedule II by notifying the Escrow Agent of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories.

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(b)          The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)          The Solicitation Agent and the Company agree to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney’s fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Escrow Agreement unless caused by the Escrow Agent’s gross negligence or willful misconduct.

(d)          In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction and in either case, the Escrow Agent shall promptly notify the Company and Solicitation Agent of any such occurrence.

(e)          The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law (i) to accept checks or other instruments for the payment of money and wire transfers delivered to the Escrow Agent for the Escrow Account and deposit said checks, instruments and wire transfers into the non-interest bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Funds as stated above, provided that the checks or other instruments and wire transfers received by the Escrow Agent have been collected and are available for withdrawal.

4.           Escrow Account Statements and Information. The Escrow Agent agrees to send to the Company and/or the Solicitation Agent a copy of the Escrow Account periodic statement, upon request in accordance with the Escrow Agent’s regular practices for providing account statements to its non-escrow clients, and to also provide the Company and/or Solicitation Agent, or their designee, upon request other deposit account information, including Escrow Account balances, by telephone or by computer communication, to the extent practicable. The Company and Solicitation Agent agree to complete and sign all forms or agreements required by the Escrow Agent for that purpose. The Company and Solicitation Agent each consents to the Escrow Agent’s release of such Escrow Account information to any of the individuals designated by Company or Solicitation Agent, which designation has been signed in accordance with Section 3(a) by any of the persons in Schedule II.  Further, the Company and Solicitation Agent have an option to receive e-mail notification of incoming and outgoing wire transfers. If this e-mail notification service is requested and subsequently approved by the Escrow Agent, the Company and/or Solicitation Agent agrees to provide a valid e-mail address and other information necessary to set-up this service and sign all forms and agreements required for such service. The Company and Solicitation Agent each consents to the Escrow Agent’s release of wire transfer information to the designated e-mail address(es). The Escrow Agent’s liability for failure to comply with this section shall not exceed the cost of providing such information.

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5.           Resignation and Termination of the Escrow Agent. The Escrow Agent may resign at any time by giving thirty (30) days’ prior written notice of such resignation to the Solicitation Agent and the Company. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depository the Escrow Funds that it receives until the end of such thirty (30)-day period. In such event, the Escrow Agent shall not take any action, other than receiving and depositing Subscribers checks and wire transfers in accordance with this Agreement, until the Company has designated a banking corporation, trust company, attorney or other person as successor. Upon receipt of such written designation signed by Solicitation Agent and the Company, the Escrow Agent shall promptly deliver the Escrow Funds to such successor and shall thereafter have no further obligations hereunder. If such instructions are not received within thirty (30) days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor. In either case provided for in this section, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

6.           Termination. The Company and Solicitation Agent may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least thirty (30) days from the date of such notice. In the event of such termination, the Company and Solicitation Agent shall, within thirty (30) days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company and Solicitation Agent, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if the Company and Solicitation Agent fail to appoint a successor escrow agent within such thirty (30) day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Escrow Funds, the successor escrow agent shall become the escrow agent hereunder and shall be bound by all of the provisions hereof and Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and under this Agreement.

7.           Investment. All funds received by the Escrow Agent shall be held only in non-interest bearing bank accounts at Escrow Agent.

8.           Compensation. The Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $4,000.00, which fee shall be paid by the Company upon the signing of this Agreement. In addition, the Company shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account, including reasonable attorneys’ fees. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of the Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any closing, the Escrow Agent shall advise the Company and the Company shall direct all such amounts to be paid directly at any such closing. The Escrow Agent shall be entitled to a fee of $1,000 in the event the Agreement is amended for any reason in accordance with Section 10(d).

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9.           Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below:

If to Solicitation Agent:

Garden State Securities, Inc.

328 Newman Springs Rd., 3rd Floor

Red Bank, NJ 07701

Phone: (732) 212-1029

Fax: (732) 212-1258

Attn: Ernest Pellegrino

If to the Company:

Bionik Laboratories Corp.

483 Bay Street, N105

Toronto, ON M5G 2C9

Attention: Peter Bloch, CEO

Fax:

If to Escrow Agent:

Signature Bank

261 Madison Avenue – Lower Level

New York, NY 10016

Attention: Angelo Galati – Group Director & Vice President

Fax: (646) 822-1364

e-mail: agalati@signatureny.com

10.         General.

(a)          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles, and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum nonconveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

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(b)          This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c)          All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto, as well as their respective successors and assigns.

(d)          This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e)          If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f)           This Agreement and any modification or amendment of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

11.         Form of Signature. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

12.         No Third-Party Beneficiaries.  This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority, or interest under or because of the existence of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

BIONIK LABORATORIES CORP.

By:	/s/ Peter Bloch
	Name:	Peter Bloch
	Title:	Chief Executive Officer

GARDEN STATE SECURITIES, INC.

By:	/s/ Ernest Pellegrino
	Name:	Ernest Pellegrino
	Title:	Executive Managing Director

SIGNATURE BANK

By:	/s/ Angelo Galati
	Name:	Angelo Galati
	Title:	Group Director & Vice President

By:	/s/ Allison Tovar
	Name:	Allison Tovar
	Title:	Senior Client Associate

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Schedule I

OFFERING DOCUMENTS

Schedule II

The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by any one of the following on behalf of the Company and Solicitation Agent.

BIONIK LABORATORIES CORP.

Name	True Signature

Peter Bloch	/s/ Peter Bloch

Leslie Markow	/s/ Leslie Markow

Michal Prywata	/s/ Michal Prywata

GARDEN STATE SECURITIES, INC.

Name	True Signature

Ernest Pellegrino	/s/ Ernest Pellegrino

Exhibit A

EXTENSION NOTICE

Date:

Signature Bank

261 Madison Avenue

New York, New York 10016

Attention: PCG 221/GALATI

Dear Mr. Galati:

In accordance with the terms of Section 2(b) of an Escrow Deposit Agreement dated as of May 25, 2017 (the "Escrow Agreement"), by and between Bionik Laboratories Corp. (the "Company"), Garden State Securities, Inc. (the "Solicitation Agent"), and Signature Bank (the "Escrow Agent"), the Company and Solicitation Agent hereby notifies the Escrow Agent that the Termination Date has been extended to __________ __, 2017, the Final Termination Date.

Very truly yours,

BIONIK LABORATORIES CORP.

By:
Name:
Title:

GARDEN STATE SECURITIES, INC.

By:
Name:
Title:

Exhibit B

FORM OF ESCROW RELEASE NOTICE

Date:

Signature Bank

261 Madison Avenue

New York, New York 10016

Attention: PCG 221/GALATI

Dear Mr. Galati:

In accordance with the terms of Section 2(c) of an Escrow Deposit Agreement dated as of May 25, 2017 (the "Escrow Agreement"), by and between Bionik Laboratories Corp. (the "Company"), Garden State Securities, Inc. (the "Solicitation Agent"), and Signature Bank (the "Escrow Agent"), the Company and Solicitation Agent hereby notify the Escrow Agent that the ________ closing will be held on ___________ for gross proceeds of $_________.

PLEASE DISTRIBUTE FUNDS BY WIRE TRANSFER AS FOLLOWS (wire instructions attached):

Bionik Laboratories Corp.:	$

Garden State Securities, Inc.:	$

Very truly yours,

BIONIK LABORATORIES CORP.

By:
Name:
Title:

GARDEN STATE SECURITIES, INC.

By:
Name:
Title: